United States District Court, Northern District of Illinois

Name of Assigned Judge or Magistrate Judge	John W. Darrah	Sitting Judge if Other than Assigned Judge	
CASE NUMBER	09 C 5277	DATE	3/9/2010
CASE TITLE	USA vs. Midwest Generation		

DOCKET ENTRY TEXT

For the reasons stated in the attached memorandum opinion and order, defendant's motion to dismiss [31] is granted. Enter Memorandum Opinion and Order.

■ [For further detail see separate order(s).]

Docketing to mail notices.

	Courtroom Deputy Initials:	MF

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF ILLINOIS
EASTERN DIVISION

UNITED STATES OF AMERICA and the STATE OF ILLINOIS, Plaintiffs, and CITIZENS AGAINST RUINING THE ENVIRONMENT; THE ENVIRONMENTAL LAW AND POLICY CENTER; NATURAL RESOURCES DEFENSE COUNCIL, INC.; RESPIRATORY HEALTH ASSOCIATION OF METROPOLITAN CHICAGO; and SIERRA CLUB, Intervenor-Plaintiffs, v. MIDWEST GENERATION, LLC, Defendant.	)	Case No. 09-cv-5277 Judge John W. Darrah

MEMORANDUM OPINION AND ORDER

Plaintiffs, the United States of America and the State of Illinois, brought this action against Midwest Generation, LLC ("Midwest Generation"), seeking injunctive relief and civil penalties under the Clean Air Act ("CAA"), 42 U.S.C. § 7401 *et seq.*[1] Among other things, Plaintiffs allege that Midwest Generation is operating six coal-fired power plants in violation of certain CAA provisions for the prevention of significant

[1] On January 19, 2010, the following "Citizen Groups" were granted leave to intervene: Citizens Against Ruining the Environment; the Environmental Law and Policy Center; the Natural Resources Defense Council, Inc.; Respiratory Health Association of Metropolitan Chicago; and the Sierra Club. The instant Motion to Dismiss did not address the Intervenors' claims.

deterioration ("PSD"). Midwest Generation moves to dismiss all PSD counts for failure to state a claim for relief.

BACKGROUND

Unless otherwise indicated, the following facts are taken from the allegations in the Complaint and are accepted as true for purposes of deciding this Motion to Dismiss. Midwest Generation owns and operates electricity-generating facilities, including six coal-fired power plants in Illinois. (Compl. ¶ 2.) Midwest Generation purchased the plants from the Commonwealth Edison Company ("ComEd") in 1999. (Compl. ¶ 2.) Before the sale, ComEd had modified each of the six plants and subsequently operated them without first obtaining appropriate preconstruction permits required by the CAA. (Compl. ¶ 2.) ComEd also failed to install and employ the "best available control technology" to control emissions of nitrogen oxides, sulfur dioxide, and particulate matter as required by the CAA. (Compl. ¶ 2.)

After purchasing the six plants from ComEd, Midwest Generation separately modified one of the plants (Will County) and continued to operate all six plants without obtaining any preconstruction permits. (Compl. ¶ 2.) As a result of ComEd's operation of these unauthorized modifications, massive amounts of pollutants have been, and continue to be, released into the atmosphere. (Compl. ¶ 3.)

The CAA is designed "to protect and enhance the quality of the Nation's air, so as to promote the public health and welfare and the productive capacity of its population." 42 U.S.C. § 7401(b)(1). The CAA requires the Administrator of the Environmental Protection Agency ("EPA") to promulgate regulations for national ambient air quality

standards ("NAAQS") for certain pollutants. 42 U.S.C. § 7409. Each state is then required to designate those areas within its boundaries where the air quality is better or worse than the NAAQS for each pollutant or where the air quality cannot be classified due to insufficient data. 42 U.S.C. § 7407(d).

The CAA sets forth PSD requirements in designated "attainment" or "nonclassifiable" areas. *See* 42 U.S.C. § 7470-7492. Each state is required to adopt and submit to the EPA for approval a State Implementation Plan ("SIP") that includes, among other things, regulations to prevent the significant deterioration of air quality under the CAA. 42 U.S.C. § 7410. If a state does not have an EPA-approved PSD program, the federal PSD regulations set forth at 40 C.F.R. § 52.21 may be incorporated by reference into the SIP. 42 U.S.C. § 7410(c). On August 7, 1980, the EPA determined that the Illinois SIP did not meet the requirements of the CAA and incorporated federal PSD regulations into the Illinois SIP. (Compl. ¶ 25.) Those federal regulations were part of the Illinois SIP at the time the alleged violations occurred. (Compl. ¶ 25.)

Former owner and operator ComEd commenced construction of one or more major modifications without applying for or receiving PSD permits, and those modifications resulted in significant net emissions increases. (*See, e.g.*, Compl. ¶ 65.) Midwest Generation then purchased and operated those plants without having or seeking PSD permits covering ComEd's modifications. (*See, e.g.*, Compl. ¶ 66.) Since April 5, 2005, five of the six plants have been in "nonattainment" areas for particulate

matter. (Compl. ¶ 20.) Plaintiffs allege that by operating a modified plant for which no PSD permit was obtained, Midwest Generation is in violation of the PSD provisions of the CAA and is thus subject to injunction and statutory fines.

LEGAL STANDARD

"A motion under Rule 12(b)(6) challenges the sufficiency of the complaint." *Christensen v. County of Boone, Ill.*, 483 F.3d 454, 458 (7th Cir. 2007). In ruling on a motion to dismiss, the court must accept as true all well-pleaded factual allegations and draw reasonable inferences in favor of the plaintiff. *Sprint Spectrum L.P. v. City of Carmel, Ind.*, 361 F.3d 998, 1001 (7th Cir. 2004). The allegations in the complaint "must plausibly suggest that the plaintiff has a right to relief, raising that possibility above a 'speculative level'; if they do not, the plaintiff pleads itself out of court." *E.E.O.C. v. Concentra Health Servs., Inc.*, 496 F.3d 773, 776 (7th Cir. 2007) (citing *Bell Atl. Corp. v. Twombly*, 550 U.S. 544, 555 (2007)).

The district court need not accept as true "legal conclusions" or "threadbare recitals of the elements of a cause of action, supported by mere conclusory statements." *Brooks v. Ross*, 578 F.3d 574, 581 (7th Cir. 2009) (quoting *Ashcroft v. Iqbal*, 129 S. Ct. 1937, 1949-50 (2009)). Although affirmative defenses are not usually resolved on a motion to dismiss, dismissal under Rule 12(b)(6) is proper if the plaintiff's complaint, on its face, demonstrates that a claim is barred by a statute of limitations. *See Whirlpool Fin. Corp. v. GN Holdings, Inc.*, 67 F.3d 605, 608 (7th Cir. 1995).

ANALYSIS

Midwest Generation argues that all but one of Plaintiffs' PSD counts must be dismissed for failure to state a claim and that all counts are time barred to the extent they seek civil penalties.

PSD Liability Based on Acts of Prior Owners

Plaintiffs allege that Midwest Generation has violated, and continues to violate, 42 U.S.C. § 7475 and the implementing PSD regulations by failing to obtain a PSD permit prior to the *operation* of major modifications undertaken by ComEd. Plaintiffs argue that a PSD violation is not a single, pre-project event, but an ongoing violation that continues until the source is brought into compliance by obtaining a permit and installing and operating the required pollution controls. Therefore, argue Plaintiffs, Midwest Generation violates the PSD provisions every day by continuing to operate plants that ComEd modified without a permit. Midwest Generation contends that neither the CAA nor the implementing regulations support such an interpretation and that Plaintiffs thus fail to state a claim for relief as to nine of their ten PSD counts.[2]

When faced with a question of whether certain conduct violates a statute, the starting point in determining congressional intent is the text of the statute at issue.

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[2] Nine of Plaintiffs' PSD counts allege that ComEd constructed or modified the plants at issue before they were acquired by Midwest Generation. Count 36, on the other hand, claims that Midwest Generation itself commenced construction of major modifications after acquiring the Will County plant from ComEd. Midwest Generation contends that the allegation is factually inaccurate but properly accepts it as true for purposes of this Motion to Dismiss. Midwest Generation moves to dismiss only the remaining nine counts in their entirety. As discussed below, Midwest Generation also moves to dismiss all counts – including Count 36 - to the extent they seek monetary relief, on the basis that all counts are time barred.

Lamie v. U.S. Trustee, 540 U.S. 526, 534 (2004) (*Lamie*). "It is well established that when the statute's language is plain, the sole function of the courts – at least where the disposition required by the text is not absurd – is to enforce it according to its terms. *Middleton v. City of Chicago*, 578 F.3d 655, 658 (7th Cir. 2009) (quoting *Lamie*, 540 U.S. at 534).

Section 7475 (which sets forth the PSD requirements) is entitled "Preconstruction Requirements" and provides as follows:

> No major emitting facility . . . may be constructed in any area to which this part applies unless –
>
> (1) a permit has been issued for such proposed facility in accordance with this part setting forth emission limitations for such facility which conform to the requirements of this part;
>
> (2) the proposed permit has been subject to a review in accordance with this section, the required analysis has been conducted in accordance with regulations promulgated by the Administrator, and a public hearing has been held with opportunity for interested persons including representatives of the Administrator to appear and submit written or oral presentations on the air quality impact of such source, alternatives thereto, control technology requirements, and other appropriate considerations;
>
> (3) the owner or operator of such facility demonstrates, as required pursuant to section 7410(j) of this title, that emissions from construction or operation of such facility will not cause, or contribute to, air pollution in excess of any (A) maximum allowable increase or maximum allowable concentration for any pollutant in any area to which this part applies more than one time per year, (B) national ambient air quality standard in any air quality control region, or (C) any other applicable emission standard or standard of performance under this chapter;
>
> (4) the proposed facility is subject to the best available control technology for each pollutant subject to regulation under this chapter emitted from, or which results from, such facility;
>
> (5) the provisions of subsection (d) of this section with respect to protection of class I areas have been complied with for such facility;

> (6) there has been an analysis of any air quality impacts projected for the area as a result of growth associated with such facility;
>
> (7) the person who owns or operates, or proposes to own or operate, a major emitting facility for which a permit is required under this part agrees to conduct such monitoring as may be necessary to determine the effect which emissions from any such facility may have, or is having, on air quality in any area which may be affected by emissions from such source; and
>
> (8) in the case of a source which proposes to construct in a class III area, emissions from which would cause or contribute to exceeding the maximum allowable increments applicable in a class II area and where no standard under section 7411 of this title has been promulgated subsequent to August 7, 1977, for such source category, the Administrator has approved the determination of best available technology as set forth in the permit.

42 U.S.C. § 7475(a). According to the plain meaning of the statute's introductory language, § 7475 thus prohibits the *construction* of a "major emitting facility" unless each of requirements (1)-(8) are met. If those requirements are not met, construction is unauthorized. On its face, nothing in § 7475 prohibits the subsequent *operation* of such a facility without a permit.[3]

Indeed, the CAA provides separate rules governing the operation of facilities. *See* 42 U.S.C. § 7661a(a) ("[I]t shall be unlawful for any person to violate any requirement of a permit issued under this subchapter, or to operate . . . any other source required to have a permit under [the PSD provisions] . . . except in compliance with a permit issued by a permitting authority under this subchapter. (Nothing in this subsection shall be construed to alter the applicable requirements of this chapter that a permit be obtained before

[3] "Construction" includes "modification," which means "any physical change in, or change in the method of operation of, a stationary source which increases the amount of any air pollutant emitted by such source or which results in the emission of any air pollutant not previously emitted." 42 U.S.C. §§ 7479(2)(C), 7411(a)(4).

construction or modification.)"); *United States v. Ill. Power Co.*, 245 F. Supp. 2d 951, 955 (S.D. Ill. 2003) (*Illinois Power*) (noting distinction between violations of preconstruction permit requirements and operation permit requirements).

In this case, Plaintiffs have alleged violations of both the PSD provisions and the operation-permit provisions. *Compare, e.g.*, Compl. ¶¶ 65-69 *with* Compl. ¶¶ 78-81. Midwest Generation, as noted, moves to dismiss only the PSD counts.

The implementing EPA regulations similarly prohibit only the construction or modification of major stationary sources without a preconstruction permit: "No stationary source or modification to which the requirements of paragraphs (j) through (r) of this section apply shall begin actual construction without a permit which states that the stationary source or modification would meet those requirements." 40 C.F.R. § 52.21(i)(1). Actions may only be enforced against an owner or operator who operates such a source not in accordance with the PSD application or permit or who commences construction of such a source without a permit:

> Any owner or operator who constructs or operates a source or modification not in accordance with the application submitted pursuant to this section or with the terms of any approval to construct, or any owner or operator of a source or modification subject to this section who commences construction after the effective date of these regulations without applying for and receiving approval hereunder, shall be subject to appropriate enforcement action.

40 C.F.R. § 52.21(r)(1). Again, nothing in the EPA's PSD regulations prohibits the subsequent operation of a source when no construction permit had been obtained.

Thus, the plain meaning of § 7475 and the implementing regulations simply do not support Plaintiffs' position that those provisions also prohibit *operating* a source in

addition to *constructing* or *modifying* a source without a permit. And there appears to be no controlling case law on the subject. The Seventh Circuit has not specifically addressed the issue of whether § 7475 imposes any liability for the *operation* (as opposed to *construction*) of a newly constructed source or modification without a permit – much less whether that section imposes any liability on a *subsequent* owner or operator who did not perform the unauthorized construction. However, in analyzing a specific issue under the PSD provisions, the Seventh Circuit stated that "the last possible moment at which a [PSD preconstruction] violation occurs is 'when the actual construction is commenced, and not at some later point in time.'" *Sierra Club v. Franklin County Power of Ill., LLC*, 546 F.3d 918, 928 (7th Cir. 2008) (*Sierra Club*) (quoting *Illinois Power*, 245 F. Supp. 2d at 957).[4]

Other Circuits have addressed the issue and expressly declined to adopt Plaintiffs' continuing-violation theory. In *National Parks & Conservation Ass'n, Inc. v. Tennessee Valley Authority*, 502 F.3d 1316 (11th Cir. 2007) (*National Parks*), the Eleventh Circuit held that the plain language of the CAA indicates that "violations of the preconstruction permitting requirements occur at the time of construction, not on a continuing basis." *Id.* at 1322 (quoting *New York v. Niagara Mohawk Power Corp.*, 263 F. Supp. 2d 650, 661 (W.D.N.Y. 2003) (*Niagara Mohawk*).) The Fifth Circuit has cited

[4] *Sierra Club* addressed the issue of whether a PSD permit had expired by virtue of the permit holder's neglecting to commence construction within eighteen months of the permit's issuance. 546 F.3d at 922. The court indicated agreement with *Illinois Power* but found that case to be inapplicable to the situation before it.

National Parks with seeming approval. *See CleanCOALition v. TXU Power*, 536 F.3d 469, 470 (5th Cir. 2008) (*TXU Power*) (noting that the Eleventh Circuit was following a "long line of district court cases").

Furthermore, multiple district courts in this circuit and others have addressed this very issue and held that PSD provisions only pertain to the construction or modification of plants – not their subsequent operation. For example, in *United States v. Murphy Oil USA, Inc.*, 143 F. Supp. 2d 1054, 1083 (W.D. Wis. 2001) (*Murphy Oil*), a district court rejected the continuing-violation theory, stating, "It appears that nothing in the statute creates a continuing liability for a facility's failure to obtain a pre-construction permit . . . .").

In *Illinois Power*, a district court in the Southern District of Illinois concluded that the very same PSD regulations at issue here create a discrete violation at the time of construction and do not create liability for operation after construction. 245 F. Supp. 2d at 957-58. The court first looked at the structure of the CAA, noting that it "provides separate requirements for preconstruction permits and operating permits" and then noted that "*all* of the requirements enumerated in § 7475[] must be undertaken *prior* to the construction or modification of the facility." *Id.* at 957. The court ultimately found that a violation of § 7475 or the implementing regulations "occurs at the time of construction or modification and is not continuing in nature." *Id.*

In *United States v. Southern Indiana Gas & Electric Co.*, No. IP 99-1692-C-M/F, 2002 WL 1760752, at *4 (S.D. Ind. July 26, 2002), the court disagreed with the government's continuing-violation theory, stating, "The distinction between

preconstruction permit violations and operation permit violations is crucial. It is generally recognized that failure to obtain an operations permit is a continuing violation for each day of operation without the permit. In contrast, failure to obtain a preconstruction permit is a discrete violation that occurs at the time of construction." Even though § 7475 imposes continuing obligations, explained the court, the assumption of those obligations "must be undertaken *prior* to the construction or modification of the facility." *Id.* at *5. The court also found that "the relevant federal regulations clearly make commencing construction a violation, not operating the unpermitted facility following construction." *Id.*[5]

Notwithstanding the persuasive authority from this circuit, Plaintiffs argue that it is more logical to read the CAA as imposing continuing obligations such that a failure to comply with the initial requirements constitutes a continuing violation for as long as the plant is operated without a preconstruction permit. Plaintiffs contend that district courts are "evenly split" on this interpretive issue and that two of the three circuit courts to consider the issue have upheld a theory of ongoing violations.

Acknowledging the Eleventh Circuit's contrary interpretation in *National Parks*, Plaintiffs assert that the Fifth and Sixth Circuits support their interpretation of the PSD provisions. Neither circuit, however, has expressly held that the theory is tenable under

[5] District courts outside of the Seventh Circuit have also rejected Plaintiffs' continuing-violation theory. *See, e.g.*, *Sierra Club v. Otter Tail Corp.*, 608 F. Supp. 2d 1120, 1127 (D.S.D. 2009); *Niagara Mohawk*, 263 F. Supp. 2d at 661; *United States v. Westvaco Corp.*, 144 F. Supp. 2d 439, 444 (D. Md. 2001); *United States v. Brotech Corp.*, No. Civ.A. 00-2428, 2000 WL 1368023, at *3-4 (E.D. Pa. Sept. 19, 2000); *United States v. Campbell Soup Co.*, No. CIV-S-95-1854 DFL, 1997 WL 258894, at *1-3 (E.D. Cal. Mar. 11, 1997).

the CAA. The Fifth Circuit's decision in *United States v. Marine Shale Processors*, 81 F.3d 1329 (5th Cir. 1996), is inapposite. In that case, the court was presented with an issue regarding "minor source" violations, which are not subject to the PSD preconstruction requirements at issue in this case. *See id.* at 1357. Moreover, the opinion has been criticized for being unclear as to "whether the government charged Marine Shale with violating the relevant construction permit requirements or the operation permit requirements or both, a distinction that is crucial in determining the continuing nature of the violation." *Murphy Oil*, 143 F. Supp. 2d at 1083; *see also United States v. Brotech Corp.*, No. Civ.A. 00-2428, 2000 WL 1368023, at *3 (E.D. Pa. Sept. 19, 2000) (finding *Marine Shale* "inapposite" in the context of PSD permits); *Niagara Mohawk*, 263 F. Supp. 2d at 662 n.20 (same). More recently, the Fifth Circuit has held that violations occur at the time of construction. *See TXU Power*, 536 F.3d at 470.

The Sixth Circuit's decision in *National Parks Conservation Association, Inc. v. Tennessee Valley Authority*, 480 F.3d 410 (6th Cir. 2007), is also of limited value. In that case, the Sixth Circuit was interpreting a Tennessee SIP that explicitly imposed an obligation to obtain an after-the-fact construction permit "where a source or modification was constructed without first obtaining a construction permit." *Id.* at 419. The federal regulations at issue in this case contain no such obligation.[6]

[6] Also of note, the Sixth Circuit panel was split on the issue. Judge Batchelder dissented from the majority's series-of-discreet-violations theory, believing the situation presented not a continuing series of violations, but a single violation with a continuing series of harms such that the plaintiffs' claim accrued at the time of construction and was thus barred by the statute of limitations. *Id.* at 420-21.

Plaintiffs also cite district court cases that purportedly support their interpretation of the PSD provisions.[7] None of those cases presents any compelling reason to disregard the obvious interpretation of the regulations rationally and persuasively supported by case law in this circuit.

Plaintiffs' remaining statutory-interpretation arguments are unpersuasive. First, Plaintiffs argue that § 7475 provides for certain ongoing obligations, which demonstrates congressional intent to make a PSD violation an ongoing violation. Specifically, Plaintiffs note that § 7475(a)(4) provides that the proposed modification must be subject to "best available control technology," which by definition requires the limitation of air pollutants on a continuous basis. *See* 42 U.S.C. §§ 7479(3), 7602(k). Plaintiffs also note that § 7475(a)(7) provides that a person who owns or operates a source for which a preconstruction permit is required must agree to conduct necessary monitoring of that source to determine the effect of its emissions. According to Plaintiffs, these continuing obligations indicate clear congressional intent to prohibit the operation of a source without a preconstruction permit.

But these enumerated requirements in 42 U.S.C. § 7475 are not freestanding; each is a specific prerequisite to obtaining a preconstruction permit. *See Illinois Power*, 245 F. Supp. 2d at 957 (stating that "*all* of the requirements enumerated in § 7475[] must be undertaken *prior* to the construction or modification of the facility."). The provision

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[7] *Sierra Club v. Portland Gen. Elec. Co.*, No. 08-1136-HA, 2009 WL 3245917, at *7-8 (D. Or. Sept. 30, 2009); *New Jersey v. Reliant Energy Mid-Atl. Power Holdings, LLC*, No. 07-CV-5298, 2009 WL 3234438, at *16 (E.D. Pa. Sept. 30, 2009); *United States v. E. Ky. Power Co-op*, 498 F. Supp. 2d 970, 974-75 (E.D. Ky. 2007); *United States v. Am. Elec. Power Serv. Corp.*, 136 F. Supp. 2d 808, 811 (S.D. Ohio 2001).

regarding "best available control technology" does not stand alone, but appears within the context of "preconstruction requirements." It is determined on a case-by-case basis through the permitting process itself. Tellingly, the Plaintiffs' brief states that "[i]f a PSD permit *had* been issued for each of the alleged modifications, each permit would have set forth [best available control technology] requirements." (Pl. Opp'n Br. 4.) This underscores the fact that the ongoing requirements cited by Plaintiffs are tied to the application of the permit and that it is the original failure to obtain that permit which violates these PSD provisions. There is no obligation to apply "best available control technology" in the abstract. *See National Parks*, 502 F.3d at 1325 & n.2 (holding that identical regulatory language contained "no caveat continuing the obligation for the operating life of the source if it was not met during the construction phase"). Similarly, 42 U.S.C. § 7475(a)(7) merely provides that no construction should occur unless the owner or operator "agrees to conduct such monitoring as may be necessary." It does not create a stand-alone provision that can form the basis for a separate violation.

Second, Plaintiffs argue that Midwest Generation's interpretation of the enforcement provisions in § 7477 ignores the larger scheme and purposes of the CAA. Section 7477 provides that the Administrator of the EPA shall take measures as necessary "to prevent the construction or modification of a major emitting facility which does not conform to the PSD requirements." 42 U.S.C. § 7477. Plaintiffs do not deny that § 7477 only applies preconstruction; instead, they argue that the primary enforcement mechanism is contained in § 7413(b), which grants enforcement powers whenever any person is "has violated, or is in violation of, any requirement or prohibition of an

applicable implementation plan or permit." 42 U.S.C. § 7413(b)(1). But § 7413 does not alter the obvious: that there is nothing to enforce in the absence of a violation of § 7455.[8]

Plaintiffs also assert that § 7413's penalty provisions support their argument that a PSD violation is continuing. "[A] civil action may be commenced to assess civil penalties whenever a person has violated, or is in violation of, any requirement or prohibition of an applicable implementation plan or permit"; and that penalty may be assessed for each day of violation. 42 U.S.C. § 7413(b), (c)(2). If a violation only occurs at the time of construction, as determined above, the statutory penalty would be limited to a single day. According to Plaintiffs, a single-day violation would be nonsensical in light of § 7413's allowance for multi-day penalties.

This same argument was rejected in *Murphy Oil*, in which the court stated, "[B]ecause defendant may be subject to injunctive remedies that can include shutting down the new construction or requiring extensive (and expensive) modifications, a $25,000 penalty does not amount to a cost-free decision for defendant." 143 F. Supp. 2d at 1083 (citation omitted). Moreover, § 7413 is not limited to violations of § 7475; multi-day penalties may apply for violations of other statutory provisions under the CAA.

Thus, because a violation of 42 U.S.C. § 7475 occurs at the time of construction and no later, Midwest Generation cannot be liable for any construction that occurred prior to Midwest Generation's ownership of the relevant sources. Plaintiffs' Complaint

[8] Moreover, although Plaintiffs repeatedly assert that § 7413 can be invoked to enforce violations of a "source," the language of § 7413 only provides for enforcement against a "person." *See* 42 U.S.C. § 7413(b)(1) (providing enforcement mechanisms in instances "[w]henever such *person* has violated, or is in violation of, any requirement or prohibition of an applicable implementation plan or permit") (emphasis added).

expressly alleges that it was "ComEd [that] commenced construction of one or more major modifications . . . without applying for or receiving a PSD permit." (Compl. ¶¶ 65, 83, 101, 119, 137, 165, 183, 201, 219.) There is no statutory basis for holding Midwest Generation liable for ComEd's actions.

Niagara Power is particularly instructive in this regard. In that case, the State of New York sued both the original and subsequent owners of two power plants for PSD violations. 263 F. Supp. 2d at 654-55. The court dismissed the PSD claims against the subsequent owner, holding that "[b]y its plain terms, 42 U.S.C. § 7475(a) does not impose liability on any person other than the one who fails to comply with its requirements." *Id.* at 668. "Preconstruction obligations," the court reasoned, "are imposed only upon the person who actually seeks to construct or modify a facility within the meaning of the [CAA]." *Id.* at 668-69. The court found it "simply counterintuitive to construe the [CAA] in such a way as to impose liability for failure to follow the [CAA's] preconstruction requirements on a person for whom compliance would have been impossible." *Id.* at 669. Here, the modifications were completed before Midwest Generation acquired the facilities, and it would indeed be counterintuitive to hold Midwest Generation liable for ComEd's actions.[9]

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[9] Plaintiffs also argue that Midwest Generation may be held liable for ComEd's conduct under a theory that Midwest Generation assumed ComEd's liabilities under an asset-purchase agreement. As set out above, the PSD provisions impose obligations on "persons," not "sources." Moreover, the allegations in the Complaint do not support this theory of transferred liability.

Ultimately, Plaintiffs have failed to identify any PSD provision that Midwest Generation violated. Counts 1, 4, 7, 10, 13, 18, 21, 24, and 27 are therefore dismissed.[10]

Statute of Limitations

Each of Plaintiffs' PSD counts is also time barred to the extent it seeks monetary damages. The parties agree that the CAA does not provide its own statute of limitations such that the general, five-year, federal statute of limitations applies. *See* 28 U.S.C. § 2462; *Ill. Power*, 245 F. Supp. 2d at 954 (stating that § 2462 is applicable to the CAA).

As determined above, a PSD violation occurs at the time the alleged construction or modification begins. Pursuant to 28 U.S.C. § 2462, all claims for civil penalties must be brought within five years of the claim's accrual. Here, the Complaint expressly alleges that all alleged modifications commenced no later than February 2000 – more than nine years ago. Where the complaint itself "reveals that an action is untimely under the governing statute of limitations," dismissal is appropriate. *United States v. Lewis*, 411 F.3d 838, 842 (7th Cir. 2005). Accordingly, all counts – including Count 36 – also are dismissed to the extent they seek civil penalties (as opposed to equitable relief).

Noting that § 2462 applies only to civil penalties, Plaintiffs argue that injunctive relief is appropriate regardless of whether the violations are held to be continuing. But

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[10] As Midwest Generation notes, Plaintiffs' labored interpretation of the CAA and regulations is not the only way to address any air quality deterioration arising from a plant modification by a prior owner. The Illinois PSD program can be revised when necessary to prevent significant deterioration of air quality if the current plan is "substantially inadequate." *See* 40 C.F.R. § 51.166(a)(3). The EPA also may revise the Illinois SIP to impose additional requirements to "prevent significant deterioration" of air quality. *See id.*

injunctive relief is not available to Plaintiffs unless they can establish that Midwest Generation actually violated the CAA. As discussed above, Plaintiffs have failed to state any basis for liability on nine out of ten of their PSD counts due to the undisputed fact that Midwest Generation did not own or operate the sources at issue when the alleged violations occurred. Therefore, Plaintiffs are not entitled to *any* relief on those claims – injunctive or otherwise. However, because Plaintiffs have alleged that Midwest Generation itself constructed major modifications on its Will County plant without first obtaining a PSD permit, Count 36 cannot entirely be dismissed at this time. Although any claims for monetary relief are time barred, Plaintiffs may seek injunctive relief on Count 36 to the extent they can prove that Midwest Generation's modification of the Will County plant without a preconstruction permit violated the CAA's PSD provisions.

CONCLUSION

For the reasons discussed above, Midwest Generation's Motion to Dismiss is granted as to Counts 1, 4, 7, 10, 13, 18, 21, 24, and 27, and each of those counts is dismissed in its entirety. Midwest Generation's Motion to Dismiss is also granted as to Count 36, but only to the extent Count 36 seeks civil penalties (as opposed to equitable relief).

Date: March 9, 2010

JOHN W. DARRAH
United States District Court Judge